ORION S.A.

Exhibit 99.1	CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion S.A. Reports
First Quarter 2024 Financial Results

HOUSTON—May 2, 2024—Orion S.A. (NYSE: OEC), a specialty chemical company, today announced financial results for period ended March 31, 2024 as follows:
Three Months 2024 Highlights
•Net sales of $502.9 million, up $2.2 million, year over year
•Net income of $26.7 million, down $15.6 million, year over year
•Diluted EPS of $0.45, down $0.25, year over year
•Adjusted EBITDA1 of $85.3 million, down 16%, year over year
•Adjusted Diluted EPS1 of $0.52, down $0.22, year over year
1 The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.

“Congratulations to the team on our first quarter results. It is not just the strong Q1 adjusted EBITDA of $85.3 million, there were several key indicators behind the headlines. Specialty gross profit margins increased $167 per ton sequentially, to a level well above second half last year, and more in line with normal margin levels, we are also seeing volumes strengthening. Rubber gross profit margins of $435 per ton were well above last year’s average of $409 per ton. Prior to 2022, our Rubber gross profit margins typically ran in the $200 to $300 per ton range. These results clearly show that our key markets continue to restructure and this is the new normal from which we can build. In the first quarter alone, three new tire plants were announced in North America and Europe,” said Corning Painter, Orion’s chief executive officer. “Looking forward, we celebrated the groundbreaking for our acetylene-based conductive additives facility in La Porte, Texas which, when commissioned in 2025, will produce essential materials to support the global shift to electrification. We expect to deliver another year of growth in 2024, as well as meaningful progress towards our financial and operational goals,” said Mr. Painter.

Jeff Glajch, Orion’s chief financial officer added, “As Corning mentioned, we reported much improved sequential results. While year over year results were lower, please recall that we reported and discussed non-repeating favorable items in the first quarter of 2023. Our net debt to adjusted EBITDA ratio at the end of the first quarter stands at 2.44 times, within our stated range of 2.0 to 2.5 times. Looking forward, we will take a balanced approach to capital allocation, with a focus on continuing to invest in higher-return growth and operating improvements, returning cash to shareholders with share repurchase as well as further reduction of our debt.”

ORION S.A.
First Quarter 2024 Overview:

(In millions, except volume, per metric ton and EPS data)	Q1 2024	Q1 2023	Y/Y Change	Y/Y Change in %
Volume (kmt)	248.4	233.5	14.9	6.4%
Net sales	502.9	500.7	2.2	0.4%
Gross profit	122.2	136.4	(14.2)	(10.4)%
Gross profit per metric ton(1)	491.9	584.2	(92.3)	(15.8)%
Income from operations	52.8	73.5	(20.7)	(28.2)%
Net income	26.7	42.3	(15.6)	(36.9)%
Adjusted net income(1)	30.8	45.1	(14.3)	(31.7)%
Adjusted EBITDA(1)	85.3	101.1	(15.8)	(15.6)%
Basic EPS	0.46	0.70	(0.24)	(34.3)%
Diluted EPS	0.45	0.70	(0.25)	(35.7)%
Adjusted Diluted EPS(1)	0.52	0.74	(0.22)	(29.7)%
(1)The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below..

Volume increased by 14.9 kmt, year over year primarily due to higher volume in both segments. Specialty volume recovery was across all regions and end markets.

Net sales increased by $2.2 million, or 0.4%, year over year, driven primarily by higher volume in both segments. Those were partially offset by the pass-through effect of declining oil prices in both segments and lower cogeneration price due to European electricity prices.

Gross profit decreased by $14.2 million, or 10.4%, to $122.2 million, year over year. The decrease was primarily driven by favorable timing items in the prior year, North American rubber volume, higher fixed costs and lower cogeneration pricing in Europe. Those were partially offset by higher volume in both segments.

Income from operations decreased by $20.7 million, or 28.2%, to $52.8 million, year over year. The decrease was primarily driven by favorable timing items in the prior year, North American rubber volume, higher fixed costs and lower cogeneration pricing in Europe. Those factors were partially offset by higher volume in both segments.

Adjusted EBITDA decreased by $15.8 million, or 15.6%, to $85.3 million, year over year, impacted by the same factors as income from operations.

ORION S.A.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK

(In millions, except volume and per metric ton data)	Q1 2024	Q1 2023	Y/Y Change	Y/Y Change in %
Volume (kmt)	63.3	53.0	10.3	19.4%
Net sales	170.9	162.0	8.9	5.5%
Gross profit	41.7	52.1	(10.4)	(20.0)%
Gross profit per metric ton(1)	658.8	983.0	(324.2)	(33.0)%
Adjusted EBITDA	27.9	37.3	(9.4)	(25.2)%
Adjusted EBITDA/metric ton	440.8	703.8	(263.0)	(37.4)%
Adjusted EBITDA margin (%)(1)	16.3%	23.0%	(670)bps	(29.1)%
(1)The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
Specialty Carbon Black segment volume increased by 10.3 kmt, or 19.4%, year over year due to volume recovery across all regions and end markets.
Net sales rose by $8.9 million, or 5.5%, to $170.9 million, year over year, primarily driven by higher volume, partially offset by pass-through effect of declining oil prices.
Adjusted EBITDA declined by $9.4 million, or 25.2%, to $27.9 million, year over year, primarily due to lower margin and lower cogeneration pricing in Europe, partially offset by higher volume across all regions and end-markets.
Year over year, Adjusted EBITDA per ton decreased by $263.0 or 37.4%, to $440.8.
Year over year, Adjusted EBITDA margin decreased 670 basis points to 16.3%.

RUBBER CARBON BLACK

(In millions, except volume and per metric ton data)	Q1 2024	Q1 2023	Y/Y Change	Y/Y Change in %
Volume (kmt)	185.1	180.5	4.6	2.5%
Net sales	332.0	338.7	(6.7)	(2.0)%
Gross profit	80.5	84.3	(3.8)	(4.5)%
Gross profit per metric ton(1)	434.9	467.0	(32.1)	(6.9)%
Adjusted EBITDA	57.4	63.8	(6.4)	(10.0)%
Adjusted EBITDA/metric ton	310.1	353.5	(43.4)	(12.3)%
Adjusted EBITDA margin (%)(1)	17.3%	18.8%	(150)bps	(8.0)%
(1)The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
Rubber Carbon Black segment volume increased by 4.6 kmt, or 2.5%, year over year due to higher demand in Europe/Middle East/Africa and Asia/Pacific regions.
Net sales declined by $6.7 million, or 2.0%, to $332.0 million, year over year, primarily due to the pass-through effect of declining oil prices, partially offset by higher volume.
Adjusted EBITDA declined by $6.4 million, or 10.0%, to $57.4 million, year over year. The decrease was primarily driven by favorable timing items in the prior year, North American Rubber volume and lower cogeneration pricing in Europe, partially offset by higher European and Asian volume.

ORION S.A.
Year over year, Adjusted EBITDA per ton decreased by $43.4, or 12.3% to $310.1.
Adjusted EBITDA margin decreased 150 basis points to 17.3%.
Debt
As of March 31, 2024, the company’s net debt was $773.1 million, down $8 million from the end of 2023 and net debt to adjusted EBITDA ratio was 2.44 times.
Outlook
“We are reiterating our 2024 guidance for the year of an Adjusted EBITDA range of $340 million to $360 million, up over five percent at the midpoint, compared with 2023. We are also continuing to project full year 2024 Adjusted Diluted EPS of $2.05 per share to $2.20 per share, up over eleven percent at the midpoint. Free cash flow should be $45 million to $65 million this year. For planning purposes, we are assuming the current soft economic growth conditions continue throughout 2024,” Mr. Painter concluded.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, May 3, 2024, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers to Friday, May 10, 2024:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13743654
Additionally, an archived webcast of the conference call will be available on the investor section of the company’s website at www.orioncarbons.com.
To learn more about Orion S.A., visit the company’s investor website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion S.A.
Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and produces carbon black at 15 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit www.orioncarbons.com.

ORION S.A.
Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook ” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.
These forward-looking statements include, without limitation, statements about the following matters: • our outlook and expectations for 2024; • growth and strategies; • supply; • customer actions, behavior and demand for our products; • macroeconomic conditions; and • expectations and plans with respect to our capital, including investments and potential returns to our shareholders.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • possible negative or uncertain worldwide economic conditions and developments; • the volatility and cyclicality of the industries in which we operate; • the operational risks inherent in chemicals manufacturing, including disruptions due to technical facilities, severe weather conditions or natural disasters; • our dependence on major customers and suppliers; • unanticipated fluctuations in demand for our products, including due to factors beyond our control; • our ability to compete in the industries and markets in which we operate; • changes in the nature of transportation in the future, which may impact our customers and our business; • our ability to successfully develop new products and technologies; • the availability of substitutes for our products; • our ability to implement our business strategies; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; our ability to negotiate satisfactory terms with counterparties, the satisfactory performance by such counterparties of their obligations to us, as well as our ability to meet our performance obligations towards such counterparties; • our ability to realize benefits from planned plant capacity expansions and planned and current site development projects, including our conductive additives facility in LaPorte, Texas, and the impacts of potential delays to such expansions and development projects; • any information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business globally; • any and all impacts from the Russia-Ukraine war and the Hamas-Israel conflict and/or any escalation thereof related energy costs, raw material availability or other economic disruptions; • geopolitical events in the United States (“U.S.”), Middle-East, European Union (“EU”) and China, relations amongst Western countries and their neighbors as well as future relations between the U.S., EU, China and other countries and organizations; • all environmental, health and safety laws and regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents; • any market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • any litigation or legal proceedings, including product liability, environmental or asbestos related claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • any fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • any changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation; • any potential impairments or write-offs of certain assets; • any required increases in our pension fund or retirement-related contributions; • the adequacy of our insurance coverage; • any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • any challenges to our decisions and assumptions in assessing and complying with our tax obligations; • the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg; and • any current or future changes to disclosure requirements and obligations, including but not limited to new ESG-related disclosures, related audit requirements and our ability to comply with such obligations and requirements.

ORION S.A.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2023 and in Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements and in Note J. Commitments and Contingencies to our unaudited Consolidated Financial Statements Form 10-Q for the period ended March 31, 2024 regarding contingent liabilities. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement — including those in the “Outlook” and “Quarterly Business Segment Results” sections above — as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures, see section Reconciliation of Non-GAAP Financial Measures below.
These non-GAAP measures include, but are not limited to, Gross profit per metric ton, Adjusted EBITDA, Net Working Capital, Capital Expenditures, Segment Adjusted EBITDA Margin (in percentage), Net debt and Net leverage.
We define Gross profit per metric ton as Gross profit divided by volume measured in metric tons. We define Adjusted EBITDA as Income from operations before depreciation and amortization, stock-based compensation, and non-recurring items (such as, restructuring expenses, legal settlement gain, etc.) plus Earnings in affiliated companies, net of tax. We definite Net Working Capital as Inventories, net plus Accounts receivable, net minus Accounts payable. We define Capital Expenditures as Cash paid for the acquisition of intangible assets and property, plant and equipment. We define Segment Adjusted EBITDA Margin (in percentage) as Segment Adjusted EBITDA divided by segment revenue. We define Net debt as Total debt per Consolidated Balance Sheets plus Deferred debt issuance cost - Term loans minus Cash and cash equivalents. We define Net leverage as Net debt divided by trailing twelve month Adjusted EBITDA.
Adjusted EBITDA is used by our chief operating decision maker (“CODM”) to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.
We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.
Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.
With respect to Adjusted EBITDA and Adjusted Diluted EPS outlook for 2024, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

ORION S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA and Adjusted Diluted EPS to the most directly comparable GAAP measure:
Reconciliation of Net income to Adjusted EBITDA:

	First Quarter
(In millions)	2024	2023

Net income	$26.7	$42.3
Add back Income tax expense	13.5	18.3
Add back Equity in earnings of affiliated companies, net of tax	(0.1)	(0.1)
Income before earnings in affiliated companies and income taxes	40.1	60.5
Add back Interest and other financial expense, net	12.7	15.2
Add back Reclassification of actuarial gain from AOCI	—	(2.2)
Income from operations	52.8	73.5
Add back Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	28.9	25.7
EBITDA	81.7	99.2
Equity in earnings of affiliated companies, net of tax	0.1	0.1
Long term incentive plan	3.5	2.1
Other adjustments	—	(0.3)
Adjusted EBITDA	$85.3	$101.1
Reconciliation of Gross profit per metric ton:

	First Quarter
(In millions, unless otherwise indicated)	2024	2023

Net sales	$502.9	$500.7
Cost of sales	(380.7)	(364.3)
Gross profit	$122.2	$136.4
Volume (in kmt)	248.4	233.5
Gross profit per metric ton	$491.9	$584.2
Reconciliation of total debt per the Consolidated Balance Sheet to Net debt:

(In millions)	March 31, 2024

Current portion of long term debt and other financial liabilities	$144.8
Long-term debt, net	668.7
Total debt as per Consolidated Balance Sheets	813.5
Add: Deferred debt issuance costs - Term loans	3.5
Less: Cash and cash equivalents	43.9
Net debt	$773.1

ORION S.A.
Reconciliation of Net income to Adjusted net income and Diluted EPS to Adjusted Diluted EPS:

	First Quarter
(In millions, except per share data)	2024	2023

Net income	$26.7	$42.3
add back long-term incentive plan	3.5	2.1
add back other adjustment items	—	(0.3)
add back reclassification of actuarial gains from AOCI	—	(2.2)
add back intangible assets amortization	1.8	1.8
add back foreign exchange rate impacts	0.3	2.1
add back amortization of transaction costs	0.4	0.6
Tax effect on add back items at estimated tax rate	(1.9)	(1.3)
Adjusted net income	$30.8	$45.1

Total add back items	$4.1	$2.8
Impact of add-back items per share	$0.07	$0.04
Diluted EPS	$0.45	$0.70
Adjusted Diluted EPS	$0.52	$0.74

ORION S.A.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(In millions, except share and per share data)	2024	2023

Net sales	$502.9	$500.7
Cost of sales	380.7	364.3
Gross profit	122.2	136.4
Selling, general and administrative expenses	61.5	57.7
Research and development costs	6.6	6.2
Other (income) expenses, net	1.3	(1.0)
Income from operations	52.8	73.5
Interest and other financial expense, net	12.7	15.2
Reclassification of actuarial gain from AOCI	—	(2.2)
Income before earnings in affiliated companies and income taxes	40.1	60.5

Income tax expense	13.5	18.3
Earnings in affiliated companies, net of tax	0.1	0.1
Net income	$26.7	$42.3

Weighted-average shares outstanding (in thousands):
Basic	58,640	60,287
Diluted	59,229	60,623
Earnings per share:
Basic	$0.46	$0.70
Diluted	$0.45	$0.70

ORION S.A.
Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share amounts)	March 31, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$43.9	$37.5
Accounts receivable, net	269.7	241.0
Inventories, net	277.5	287.1
Income tax receivables	8.5	6.1
Prepaid expenses and other current assets	77.9	74.4
Total current assets	677.5	646.1
Property, plant and equipment, net	897.5	900.1
Right-of-use assets	111.3	110.6
Goodwill	74.4	76.1
Intangible assets, net	23.4	25.5
Investment in equity method affiliates	5.1	5.1
Deferred income tax assets	43.1	30.0
Other assets	42.3	39.9
Total non-current assets	1,197.1	1,187.3
Total assets	$1,874.6	$1,833.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$183.8	$183.7
Current portion of long-term debt and other financial liabilities	144.8	137.0
Accrued liabilities	36.7	41.7
Income taxes payable	41.3	34.2
Other current liabilities	62.2	43.7
Total current liabilities	468.8	440.3
Long-term debt, net	668.7	677.3
Employee benefit plan obligation	59.8	60.4
Deferred income tax liabilities	75.3	66.3
Other liabilities	109.8	110.6
Total non-current liabilities	913.6	914.6
Stockholders' Equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 58,307,933 and 57,898,772 shares	85.3	85.3
Treasury stock, at cost, 2,684,326 and 3,093,487	(63.5)	(70.1)
Additional paid-in capital	74.0	85.6
Retained earnings	443.1	417.6
Accumulated other comprehensive loss	(46.7)	(39.9)
Total stockholders' equity	492.2	478.5
Total liabilities and stockholders' equity	$1,874.6	$1,833.4

ORION S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023

Cash flows from operating activities:
Net income	$26.7	$42.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	28.9	25.7
Amortization of debt issuance costs	0.4	0.6
Share-based compensation	3.5	2.1
Deferred tax provision	(4.3)	1.1
Foreign currency transactions	(0.5)	0.8
Reclassification of actuarial gain from AOCI	—	(2.2)
Changes in operating assets and liabilities, net:
Trade receivables	(33.2)	35.4
Inventories	3.5	5.7
Trade payables	4.2	1.4
Other provisions	(3.3)	(12.7)
Income tax liabilities	7.5	(4.1)
Other assets and liabilities, net	(1.0)	12.0
Net cash provided by operating activities	32.4	108.1
Cash flows from investing activities:
Acquisition of property, plant and equipment	(33.1)	(30.5)
Net cash used in investing activities	(33.1)	(30.5)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	—	1.8
Repayments of long-term debt	(0.8)	(0.8)
Payments for debt issue costs	(0.1)	—
Cash inflows related to current financial liabilities	49.7	30.8
Cash outflows related to current financial liabilities	(40.6)	(63.7)
Dividends paid to shareholders	(1.2)	(1.3)
Repurchase of common stock	—	(29.3)
Net cash provided by (used in) financing activities	7.0	(62.5)
Increase in cash, cash equivalents and restricted cash	6.3	15.1
Cash, cash equivalents and restricted cash at the beginning of the period	40.2	63.4
Effect of exchange rate changes on cash	(1.0)	0.9
Cash, cash equivalents and restricted cash at the end of the period	45.5	79.4
Less restricted cash at the end of the period	1.6	2.6
Cash and cash equivalents at the end of the period	$43.9	$76.8